SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) March 5, 2008

EXOUSIA ADVANCED MATERIALS, INC.
(Exact name of registrant as specified in its charter)

Texas	333-87696	76-0636625
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1200 Soldiers Field Drive, Suite 200
 Sugar Land, TX 77479
(Address of principal executive offices)

(Telephone number, including area code of agent for service)  (281) 313-2333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -  Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On March 5, 2008 the Company acquired all of the assets of AEGEON, LLC., an industrial coatings manufacturing and distribution company with over 50 years of service to the petrochemical, oil & gas and off-shore industries. AEGEON is engaged in the manufacture, marketing, sale and distribution of specialty industrial coatings and sealants. AEGEON currently produces and distributes two hundred coatings formulas.

    AEGEON, with nearly $2 million in sales in 2007, provides Exousia with immediate revenue and earnings from AEGEON's domestic operations. This acquisition gives Exousia access to AEGEON’s established distribution channels to market its industrial coatings in North America.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOUSIA ADVANCED MATERIALS, INC.

Date: March 26, 2008	By: //s// J. Wayne Rodrigue, Jr.
President